Exhibit 10.1

FORM OF

THE MIDDLEBY CORPORATION

2011 LONG-TERM INCENTIVE PLAN
STOCK AWARD AGREEMENT

This STOCK AWARD AGREEMENT (this “Agreement”), dated as of the     day of          , 20   (the “Date of Grant”) is entered into by and between The Middleby Corporation, a Delaware corporation (the “Company”) and [        ] (the “Grantee” and, together with the Company, the “Parties”).

RECITALS

Pursuant to The Middleby Corporation 2011 Long-Term Incentive Plan (the “Plan”), the Board of Directors of the Company (the “Board”) and the Compensation Committee of the Board (the “Committee”), as the administrators of the Plan, have determined to grant to the Grantee shares of the Company’s common stock, par value $0.01 per share (the “Shares”) subject to the restrictions and other terms and conditions set forth herein, and hereby grants such Shares.

NOW, THEREFORE, the Parties hereto agree as follows:

1.                                      Grant of Shares.  The Company hereby grants to the Grantee [•] Shares (the “Grant”), pursuant to the terms and conditions of this Agreement and the Plan.  The Grantee shall not be required to pay any cash consideration in exchange for the Grant.

2.                                      Restrictions.  The Shares shall be fully vested on the Date of Grant; provided, that, other than pursuant to a will or the laws of descent and distribution, such Shares shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of until the earlier to occur of (i) the second anniversary of the Date of Grant, or (ii) the occurrence of a Change of Control.  The restriction set forth in the foregoing sentence is referred to herein as the “Restriction.”

3.                                      Rights of a Stockholder.  The Grantee shall be the record owner of the Shares, and as record owner shall be entitled to all rights of a common stockholder of the Company, subject to the Restriction.  Without limiting the foregoing, from and after the Date of Grant and for so long as the Shares are held by or for the benefit of the Grantee, the Grantee shall have the right to vote such Shares in all matters in which common stockholders of the Company are entitled to vote and shall be entitled to receive any cash or in-kind dividends paid with respect to the Shares as a common stockholder.  If there is any stock split or other change in character or amount of the Shares, then in such event, any and all new, substituted or additional securities to which the Grantee is entitled by reason of such changes to the Shares shall be immediately subject to the Restriction with the same force and effect as the Shares subject to such Restriction immediately before such event.

4.                                      Certificates.  The Shares may be evidenced in such manner as the Board shall determine.  If certificates representing the Shares are registered in the name of the Grantee, then the Company may retain physical possession of the certificates until the Restriction has lapsed.

5.                                      Legends.  The Company may require, as a condition of the issuance and delivery of certificates evidencing the Shares pursuant to the terms hereof, that the certificates bear the legend as set forth immediately below, in addition to any other legends required under federal and state securities laws or as otherwise determined by the Board.  All certificates representing any of the Shares subject to the provisions of this Agreement shall have endorsed thereon the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER HELD BY THE ISSUER OR ITS ASSIGNEES(S) AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF THE SHARES, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

Such legend shall not be removed until the Restriction has lapsed pursuant to the terms hereof.

6.                                      Taxes.  The Grantee shall pay to the Company promptly upon request, at the time the Grantee recognizes taxable income in respect of the Shares, an amount equal to the federal, state and/or local taxes the Company determines it is required to withhold under applicable tax laws with respect to the Shares.  In lieu of collecting payment from the Grantee, the Company may, in its discretion, distribute Shares net of the number of whole Shares with a fair market equal to the minimum amount of federal, state and local taxes required to be withheld under applicable tax laws.  The Grantee understands that he (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

7.                                      Miscellaneous.

(a)                                 Definitions.  As used in this Agreement:

(i)                                     “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(ii)                                  “Change of Control” shall mean the occurrence of any of the following events:

(1)                                 any Person (as defined below) becomes the Beneficial Owner directly or indirectly (within the meaning of Rule 13d-3 under the Exchange Act) of more than 35% of the Company’s then outstanding voting securities (measured on the basis of voting power);

(2)                                 individuals who, as of the Effective Date (as defined in the Plan), constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(3)                                 there is consummated a merger or consolidation, other than (i) a merger or consolidation immediately following which the voting securities of the Company outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company, such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 35% of the combined voting power of the Company’s then outstanding securities; or

(4)                                 the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(iii)                               “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(iv)                              “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries or affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(b)                                 Compliance with Law and Regulations.  The Shares and any obligation of the Company hereunder shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.  Any purported transfer or sale of the Shares shall be subject to restrictions on transfer imposed by any applicable state and federal securities laws.  Any transferee shall hold such Shares subject to all the provisions hereof and shall acknowledge the same by signing a copy of this Agreement.

(c)                                  Invalid Transfers.  No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Shares by any holder thereof in violation of the provisions of this Agreement shall be valid, and the Company will not transfer any of said Shares on its books or otherwise nor will any of said Shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company.  The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

(d)                                 Incorporation of Plan.  This Agreement is made under the provisions of the Plan (which is incorporated herein by reference) and shall be interpreted in a manner consistent with it.  To the extent that this Agreement is silent with respect to, or in any way inconsistent with, the terms of the Plan, the provisions of the Plan shall govern and this Agreement shall be deemed to be modified accordingly.

(e)                                  Notices.  Any notices required or permitted hereunder shall be addressed to the Company, at its principal offices, or to the Grantee at the address then on record with the Company, as the case may be, and deposited, postage prepaid, in the United States mail.  Either party may, by notice to the other given in the manner aforesaid, change his or its address for future notices.

(f)                                   Successor.  This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Grantee and his personal representatives and beneficiaries.

(g)                                  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.  The Board shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Grantee and his personal and legal representatives in respect of any questions arising under the Plan or this Agreement.

(h)                                 Recoupment.  The Shares shall be subject to any clawback or recoupment policies of the Company as in effect from time to time, or as otherwise required by law or the NASDAQ Stock Market Rules.

(i)                                     Amendment.  This Agreement may be amended or modified by the Company at any time; provided that notice is provided to the Grantee in accordance with Section 7(e); and provided further that no amendment or modification that is adverse to the rights of the Grantee as provided by this Agreement shall be effective unless set forth in a writing signed by the parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

THE MIDDLEBY CORPORATION

By
Name:
Title:

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Agreement.

Grantee

Address

[Signature page to Stock Award Agreement]